Exhibit 10.1

SECOND AMENDMENT AND WAIVER TO

CREDIT AGREEMENT

This Second Amendment and Waiver to Credit Agreement (the “Second Amendment and Waiver”) is made as of the 26th day of January, 2006 by and among

SAKS INCORPORATED., a corporation organized under the laws of the State of Tennessee, having a place of business at 750 Lakeshore Parkway, Birmingham, Alabama 35211;

the LENDERS party hereto; and

FLEET RETAIL GROUP, LLC f/k/a Fleet Retail Group, Inc., as Agent for the Lenders, a Delaware limited liability company, having a place of business at 40 Broad Street, Boston, Massachusetts 02109; and

CITICORP NORTH AMERICA, INC., as Syndication Agent; and

WACHOVIA BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrower, the Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents have entered into an Amended and Restated Credit Agreement dated as of November 26, 2003 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrower has advised the Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents that the Borrower intends to sell its equity interests (the “Transferred Equity”) in Herberger’s Department Stores, LLC and Parisian, Inc. (collectively, with certain of their Subsidiaries, the “Transferred Companies”) to The Bon-Ton Stores, Inc.; and

WHEREAS, the Borrower has requested that the Agent release its Lien on the Collateral owned by the Transferred Companies and release the Transferred Companies from their respective obligations under the Credit Agreement and the other Loan Documents; and

WHEREAS, the sale of the Transferred Equity without the consent of the Majority Lenders would violate Section 7.8 of the Credit Agreement, resulting in an Event of Default under Section 9.1(c) of the Credit Agreement; and

WHEREAS, the Borrower, the Agent, the Lenders, the Syndication Agent and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein in order to, among other things, permit the sale of the Transferred Equity; and

WHEREAS, the Borrower has requested that the Agent and the Majority Lenders waive, and the Agent and the Majority Lenders are willing to waive, on the terms and conditions set forth herein, any Event of Default which may arise by virtue of the Borrower’s delivery of the annual forecasts prior to the time as and when required under Section 5.2(e) of the Credit Agreement.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article 1 of the Credit Agreement.

a.	The provisions of Section 1.1(a) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(a)	Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility in the amount of (i) $500,000,000, or (ii) such lesser amount to which the Commitments have then been reduced by the Borrower pursuant to Section 1.1(b) hereof, or (iii) such greater amount to which the Commitments have been increased pursuant to Section 1.1(c) hereof (the “Total Facility”) to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

b.	The provisions of Section 1.1 of the Credit Agreement are hereby amended by adding the following new Section 1.1(c):

(c)

Commitment Increases. So long as no Default or Event of Default exists or would arise therefrom, the Borrower shall have the right at any time, and from time to time, to request an increase of the Commitments to an amount not to exceed $700,000,000. Any such requested increase shall be first made to all existing Lenders on a pro rata basis. To the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Borrower, the Agent, in consultation with the Borrower, will use its reasonable efforts to arrange for other Persons to become a

Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Commitments requested by the Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Borrower, and (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Agent and the Borrower (which approval shall not be unreasonably withheld). Each Commitment Increase shall be in a minimum amount of $50,000,000 and in increments of $25,000,000 in excess thereof.

i)	No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied:

(a)	The Borrower, the Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Agent shall reasonably require;

(b)	The Borrower shall have paid such fees and other compensation to the Additional Commitment Lenders as the Borrower and such Additional Commitment Lenders shall agree;

(c)	The Borrower shall have paid such arrangement fees to the Agent as the Borrower and the Agent may agree;

(d)	The Borrower shall deliver to the Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Agent, from counsel to the Borrower reasonably satisfactory to the Agent and dated such date;

(e)	A Revolving Loan Note will be issued at the Borrower’s expense, to each such Additional Commitment Lender, to be in conformity with requirements hereof (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and

(f)	The Borrower and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Agent may reasonably have requested.

ii)	The Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1 shall be deemed modified, without further action, to reflect the revised Commitments and Pro Rata Shares of the Lenders, and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

iii)	In connection with Commitment Increases hereunder, the Lenders and the Borrower agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrower shall, in coordination with the Agent, (x) repay outstanding Revolving Loans of certain Lenders, and obtain Revolving Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Loans on the basis of their Pro Rata Shares (determined after giving effect to any increase in the Commitments pursuant to this Section 1.1(c)), and (ii) the Borrower shall pay to the Lenders any costs of the type referred to in Section 4.4 in connection with any repayment and/or Revolving Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrower provided for in this Section 1.1(c)(iii), the Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in Section 4.4 which the Borrower would otherwise occur in connection with the implementation of an increase in the Commitments.

c.	The provisions of Section 1.2(b)(i) of the Credit Agreement are hereby amended by deleting clause (ii) thereof in its entirety and substituting the following in its stead:

(ii)11:00 a.m. (Eastern Time) on the requested Funding Date (or 3:00 p.m. (Eastern Time) on the requested Funding Date in the case of a Borrowing subject to Section 1.2(h)), in the case of Base Rate Loans,

d.	The provisions of Section 1.2(h)(i) of the Credit Agreement are hereby amended by deleting the number “$60,000,000” appearing therein and substituting the number “$37,500,000” in its stead.

3.	Amendments to Article 2 of the Credit Agreement. The provisions of Section 2.5 of the Credit Agreement are hereby amended by deleting the number “0.375%” appearing therein and substituting the number “0.25%” in its stead.

4.	Amendments to Article 5 of the Credit Agreement. The provisions of Article 5 of the Credit Agreement are hereby amended as follows:

a.	The provisions of Section 5.2(b) of the Credit Agreement are hereby amended by deleting the number “$200,000,000” appearing therein and substituting the number “$100,000,000” in its stead.

b.	The provisions of Section 5.2(f) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(f)	Intentionally Omitted.

c.	The provisions of Section 5.2(h) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(h)	Intentionally Omitted.

d.	The provisions of Section 5.2(i) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(i)

As soon as available, but in any event within fifteen (15) days after the end of each month (for such month), (i) a Borrowing Base Certificate, (ii) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate and to each Credit Party’s general ledger certified by a Responsible Officer of the Borrower and in form consistent with past practices, (iii) a detailed calculation of Eligible Inventory of the Credit Parties certified by a Responsible Officer of the Borrower and in form consistent with past practices, (iv) a detailed calculation of Eligible Credit Card Receivables of the Credit Parties certified by a Responsible Officer of the Borrower and in form reasonably satisfactory to the Agent, and (v) the calculations required to establish that the Borrower was in compliance with the covenants set forth in Section 7.19 (showing calculation of the Fixed Charge Coverage Ratio, whether or not a Liquidity Event is then existing) during the period covered in such

Financial Statements and as at the end thereof; provided, however, if an Event of Default has occurred or at all times after Availability is less than $60,000,000, the Borrowing Base Certificates referred to in (i) above shall be delivered within three (3) Business Days after the end of each week (for such week) until such time as such Event of Default is waived by the Lenders in accordance with the provisions hereof or until Availability exceeds fifteen percent (15%) of the Maximum Revolver Amount for thirty (30) consecutive Business Days, at which time the Borrowing Base Certificates shall again be required to be delivered monthly only. The reinstitution of monthly Borrowing Base Certificates shall not prejudice the Agent’s rights to require such Borrowing Base Certificates to be delivered weekly if the circumstances set forth above should reoccur.

e.	The provisions of 5.3(l) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(l) (i) as soon as available but in any event not later than fifty (50) days after the end of each fiscal quarter, a list of all new distribution centers and warehouses in which any Collateral is then located, together with notice of any new Collection Account established by the Borrower, and (ii) upon request by the Agent, a list of all stores in which any Collateral is then located and all then existing Deposit Accounts;

f.	The provisions of Section 5.3(m) of the Credit Agreement are hereby amended by deleting the number “$200,000,000” appearing therein and substituting the number “$100,000,000” in its stead.

5.	Amendments to Article 7 of the Credit Agreement. The provisions of Article 7 of the Credit Agreement are hereby amended as follows:

a.	The provisions of Section 7.4(a) of the Credit Agreement are hereby amended by adding the words “or in connection with the sale of the Transferred Equity in the Transferred Companies pursuant to the Bon Ton Sale” immediately before the period at the end thereof.

b.	The provisions of Section 7.4(b) of the Credit Agreement are hereby amended by adding the following at the end thereof:

Notwithstanding the foregoing, the audit for Fiscal Year 2005 shall be undertaken in March, 2006; the delay of such audit to March, 2006 shall in no way limit, impair or eliminate, or affect the timing of, the Agent’s right to undertake audits during Fiscal Year 2006.

c.	The provisions of Section 7.8(a) of the Credit Agreement are hereby amended by deleting the words “in an amount equal to the stock ledger value” appearing in the proviso to the first sentence thereof and substituting the words “in an amount not less than the stock ledger value” in its stead.

6.	Amendments to Article 11 of the Credit Agreement. The provisions of Section 11.1(a)(x) of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

(x) except as provided in Section 1.1(c), increase the Maximum Revolver Amount; or

7.	Amendments to Article 12 of the Credit Agreement. The provisions of Section 12.11 of the Credit Agreement are hereby amended by deleting clause (a)(ii) in its entirety and substituting the following in its stead:

(ii) constituting property being sold or disposed of in accordance with Section 7.8 (and, in connection therewith, to the extent provided in Section 7.8(c), release any Guarantor of its obligations under the Subsidiary Guaranty) if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.8 (and the Agent may rely conclusively on any such certificate, without further inquiry);

8.	Amendments to Annex A to the Credit Agreement. The provisions of Annex A to the Credit Agreement are hereby amended as follows:

a.	By adding the following new definitions in appropriate alphabetical order:

“Additional Commitment Lender” has the meaning set forth in Section 1.1(c).

“Bon Ton Sale” means the sale of the Transferred Equity to The Bon-Ton Stores, Inc. pursuant to, and in accordance with, the terms of a certain Purchase Agreement dated as of October 29, 2005 (with such amendments, modifications or waivers to which the Agent has consented (such consent not to be unreasonably withheld or delayed and being required only to the extent such amendments, modifications or waivers are materially adverse to the Lenders (as reasonably determined by the Agent))).

“Commitment Increase” has the meaning set forth in Section 1.1(c).

“Commitment Increase Date” has the meaning set forth in Section 1.1(c)(ii).

“Transferred Equity” means the outstanding equity interests of the Borrower in Herberger’s Department Stores, LLC and Parisian, Inc.

“Transferred Companies” means Herberger’s Department Stores, LLC and Parisian, Inc. and their Subsidiaries, McRae’s Inc., Saks Distribution Centers,

Inc., McRIL, LLC, Carson Pirie Holdings, Inc., CP Holdings Virginia, LLC, and PMIN General Partnership.

b.	By deleting the definition of “Applicable Margin” in its entirety and substituting the following in its stead:

“Applicable Margin” means (a) until consummation of the Bon Ton Sale, the rates for Base Rate Loans and Eurodollar Loans determined based on the pricing grid set forth below:

Level	Average Historical Availability	Base Rate Loans	LIBOR Rate Loans
1	Average Historical Availability greater than or equal to $400,000,000	0%	1.00%

2	Average Historical Availability greater than or equal to $200,000,000, but less than $400,000,000	0%	1.25%

3	Average Historical Availability less than $200,000,000	0%	1.50%

and (b) after the consummation of the BonTon Sale, the rates for Base Rate Loans and Eurodollar Loans determined based on the pricing grid set forth below:

Level	Average Historical Availability	Base Rate Loans	LIBOR Rate Loans
1	Average Historical Availability greater than or equal to $350,000,000	0%	1.00%

2	Average Historical Availability greater than or equal to $150,000,000, but less than $350,000,000	0%	1.25%

3	Average Historical Availability less than $150,000,000	0%	1.50%

The Applicable Margins shall be adjusted quarterly on a prospective basis on the first day of each March, June, September and December (each, an “Adjustment

Date”) based upon Average Historical Availability in the immediately preceding three month period according to the applicable pricing grid above. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first Adjustment Date following the date upon which such Event of Default is waived.

c.	By deleting the definition of “Borrowing Base” in its entirety and substituting the following in its stead:

“Borrowing Base” means, at any time, an amount equal to (a) eighty-five percent (85%) of the GOB Value of Eligible Inventory multiplied by the cost of Eligible Inventory, minus (B) Reserves from time to time established by the Agent in its reasonable credit judgment plus (b) eighty-five percent (85%) of Eligible Credit Card Receivables.

d.	By deleting the definition of “Fleet” in its entirety and substituting the following in its stead:

“Fleet” means Bank of America, N.A., a national banking association, or any successor entity thereto.

e.	By deleting the definition of “FRG” in its entirety and substituting the following in its stead:

“FRG” means Fleet Retail Group, LLC, a Delaware limited liability company.

f.	By deleting the definition of “GOB Value” in its entirety and substituting the following in its stead:

“GOB Value” means the net orderly liquidation value, expressed as a percentage of cost, of Inventory established by appraisals, field audits and other inventory evaluations conducted by the Agent, its Affiliates or its third-party advisors prior to the Closing Date and each other periodic appraisal, field audit or inventory evaluation conducted by the Agent, its Affiliates or its third-party advisors from time to time after the Closing Date.

g.	By deleting the definition of “Inventory Advance Rate” in its entirety.

h.	By deleting the definition of “Liquidity Event” in its entirety and substituting the following in its stead:

“Liquidity Event” means the determination by the Agent in the exercise of its reasonable business judgment that Availability is less than $60,000,000.

i.	By deleting the definition of “Maximum Revolver Amount” in its entirety and substituting the following in its stead:

“Maximum Revolver Amount” means $500,000,000, as such amount may be reduced by the Borrower pursuant to Section 1.1(b) or increased by the Borrower pursuant to Section 1.1(c).

j.	By deleting the definition of “Note Indentures” in its entirety and substituting the following in its stead:

“Note Indentures” means, collectively, (i) that certain Indenture for the $250,000,000 7-1/2% Notes due 2010, dated as of December 2, 1998 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors and the Trustee, (ii) that certain Indenture for the $500,000,000 8-1/4% Notes due 2008, dated as of November 9, 1998 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors, and the Trustee, (iii) that certain Indenture for the $200,000,000 7-3/8% Notes due 2019, dated as of February 17, 1999 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors, and the Trustee, (iv) that certain Indenture for the $230,000,000 2% Convertible Notes due 2024, dated as of March 23, 2004 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors and the Trustee, (v) that certain Indenture for the $141,577,000 9-7/8% Notes due 2011, dated as of October 4, 2001 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors and the Trustee, and (vi) any other indenture entered into by the Borrower or any Guarantor in connection with the issuance by the Borrower or such Guarantor of notes evidencing indebtedness for money borrowed.

k.	By deleting the last sentence of the definition of “Other Letter of Credit Issuers.”

l.	By deleting the definition of “Payment Conditions” in its entirety and substituting the following in its stead:

“Payment Conditions” means, at the time of determination, that (a) no Default or Event of Default then exists or would arise as a result of the making of the subject payment, and (b) Availability shall not be less than $60,000,000 immediately after giving effect to such payment, and (c) if the aggregate amount of payments or acquisitions for which the Payment Conditions must be satisfied is greater than $15,000,000 (after giving effect to the then proposed payment or acquisition) in the thirty (30) day period preceding (and including) the date of the proposed payment or acquisition, prior to making any further payments or acquisitions, the Borrower shall have delivered projections to the Agent demonstrating that Projected Average Availability for the six (6) month period immediately succeeding the following transactions shall at all times not be less than $60,000,000.

m.	By adding the words “and the Bon-Ton Sale” prior to the comma at the end of clause (a) of the definition of “Permitted Asset Sales.”

n.	By deleting the definition of “Reserves” in its entirety and substituting the following in its stead:

“Reserves” means reserves that limit the availability of credit hereunder, consisting of reserves against Availability or Eligible Inventory, established by Agent from time to time in Agent’s reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent’s credit judgment: (a) Bank Product Reserves (provided that the Agent will not establish any Reserves for Hedge Agreements (i) unless and until a Liquidity Event, Default, or an Event of Default arises, or (ii) aggregate Hedge Exposure is equal to or greater than $75,000,000; further provided that, any Reserve for such Hedge Agreements so established shall be limited to the amount of the Hedge Exposure), (b) the 2008 Refinancing Reserve, (c) a reserve for accrued, unpaid interest on the Obligations, (d) reserves for rent at leased locations subject to statutory or contractual landlord liens which are not subject to an effective Landlord Waiver, (e) actual Inventory shrinkage in excess of the shrinkage accrual reflected on the Borrower’s stock ledger, (f) customs charges, and (g) warehousemen’s or bailees’ charges to the extent such warehouseman or bailee has not executed and delivered a subordination agreement satisfactory to the Agent.

o.	By deleting the definitions of “2004 Notes”, “2004 Note Refinancing”, and “2004 Refinancing Reserves” in their entirety.

9.	Amendments to Schedules. Each of Schedule 1.1 to the Credit Agreement and Schedule I of the Security Agreement is hereby deleted in its entirety and the Schedule 1.1 in the form annexed hereby substituted in the stead of the existing Schedule 1.1 to the Credit Agreement and the Schedule I in the form annexed hereby substituted in the stead of the existing Schedule I to the Security Agreement.

10.

Waiver. The Agent and the Lenders constituting the Majority Lenders hereby waive any Event of Default which may arise, or shall have arisen, by virtue of (i) the Borrower’s delivery of the annual forecasts for Fiscal Year 2006 prior to the time as and when required under Section 5.2(e) of the Credit Agreement, (ii) the Borrower’s failure to comply with the requirements of Section 5.2(h) and 5.3(l) of the Credit Agreement from time to time prior to the date of this Second Amendment and Waiver, and (iii) the Borrower’s failure to satisfy the requirements of clause (c) of the definition of “Payment Conditions” as such requirements applied to (x) the Borrower’s repurchases of capital stock of the Borrower between November 17, 2005 and December 16, 2005 and (y) the Borrower’s repurchases of Debt owing under the Note Indentures during the period from and including July 19, 2005 to and including August 9, 2005, in each case to the extent such repurchases were otherwise permitted pursuant to Sections 7.9(c)(i) and 7.9(c)(ii) of the Credit Agreement.

11.	Release of Liens. Subject to the satisfaction of the conditions precedent set forth in Paragraph 12 of this Second Amendment and Waiver and pursuant to the provisions of Section 7.8(c) of the Credit Agreement, immediately upon the consummation of the Bon-Ton Sale, the Agent’s Liens on the assets of the Transferred Companies which have been sold pursuant to the Bon Ton Sale, and all obligations of the Transferred Companies under the Credit Agreement and the other Loan Documents (including, without limitation, pursuant to the Subsidiary Guaranty), shall be automatically and unconditionally released and discharged without any further action of the Agent or the Lenders. The Agent hereby agrees to execute and to deliver to the Borrower promptly upon the Borrower’s request, such agreements, documents and instruments as may be reasonably requested by the Borrower, and prepared at the Borrower’s sole expense, including, without limitation, UCC termination statements and UCC statements of amendment, to evidence the release of the Agent’s Liens on the assets of the Transferred Companies which have been sold pursuant to the Bon Ton Sale and the release of the Transferred Companies of all obligations under the Credit Agreement and the other Loan Documents (including, without limitation, pursuant to the Subsidiary Guaranty).

12.	Conditions to Effectiveness. This Second Amendment and Waiver shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Second Amendment and Waiver shall have been duly executed and delivered by the Borrower, the Agent and the Lenders. The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Second Amendment and Waiver shall have been duly and effectively taken. The Agent shall have received from the Borrower true copies of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.	The Agent shall have received the Borrower’s financial projections satisfactory to the Agent prepared on a quarterly basis through February 3, 2007.

d.	The Borrower shall have paid the Agent all amounts due under the Amendment Fee Letter of even date herewith.

e.	With respect to the provisions of this Second Amendment and Waiver described on Schedule 12(e) hereto only, the Bon Ton Sale shall have been consummated pursuant to the terms of the Purchase Agreement dated October 29, 2005, (with such amendments, modifications or waivers to which the Agent has consented (such consent not to be unreasonably withheld or delayed and being required only to the extent such amendments, modifications or waivers are materially adverse to the Lenders (as reasonably determined by the Agent))). For purposes of clarity, all other amendments and waivers not described on Schedule 12(e) hereto shall be effective upon satisfaction of the other conditions precedent set forth in this Paragraph 12 and without regard to the consummation of the Bon Ton Sale.

f.	The Borrower shall have reimbursed the Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees which are reimbursable in accordance with Section 13.7 of the Credit Agreement.

g.	After giving effect to this Second Amendment and Waiver, no Default or Event of Default shall have occurred and be continuing.

h.	The Borrower shall have provided such additional instruments and documents, as the Agent and their counsel may have reasonably requested.

13.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. After giving effect to this Second Amendment and Waiver, the Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants contained in the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower hereby acknowledges, confirms and agrees that all Collateral (subject to the provisions of Paragraph 11 of this Second Amendment and Waiver) shall continue to secure the Obligations as modified and amended pursuant to this Second Amendment and Waiver, and any future modifications, amendments, substitutions or renewals thereof.

b.	This Second Amendment and Waiver may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy shall be effective as delivery of a manually executed counterpart hereof.

c.

This Second Amendment and Waiver expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Second Amendment and Waiver or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment and Waiver. Nothing contained herein shall be deemed to constitute a waiver of any other Events of Default now existing or hereafter arising under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment and Waiver to be executed and their seals to be hereto affixed as the date first above written.

SAKS INCORPORATED

By:	/s/ C.WES BURTON, JR.
Print Name: C. Wes Burton, Jr.
Title: Senior Vice President and Treasurer

FLEET RETAIL GROUP, LLC, as Agent and Lender

By:	/s/ KATHLEEN DIMOCK
Print Name: Kathleen Dimock
Title: Managing Director

CITICORP NORTH AMERICA, INC.

By:	/s/ MICHAEL M. SCHADT
Print Name: Michael M. Schadt
Title: Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ BRIAN P. SCHWINN
Print Name: Brian P. Schwinn
Title: Duly Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ MARK J. BREIEL
Print Name: Mark J. Breiel
Title: Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ DAVID A. LEHNER
Print Name: David A. Lehner
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ MANUEL BORGES
Print Name: Manuel Borges
Title: Vice President

WELLS FARGO FOOTHILL, LLC

By:	/s/ JUAN BARRERA
Print Name: Juan Barrera
Title: Vice President

GMAC COMMERCIAL FINANCE LLC

By:
Print Name:
Title:

LASALLE RETAIL FINANCE, A DIVISION OF LASALLE BUSINESS CREDIT, AS AGENT FOR STANDARD FEDERAL BANK NATIONAL ASSOCIATION

By:	/s/ MARK TWOMEY
Print Name: Mark Twomey
Title:

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ JOE KWSNY
Print Name: Joe Kwasny
Title: Director

AMSOUTH BANK

By:	/s/ FRANK MARSICANO
Print Name: Frank Marsicano
Title: Attorney-in-Fact

THE BANK OF NEW YORK

By:
Print Name:
Title:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ PATRICK WIGGINS
Print Name: Patrick Wiggins
Title: Assistant Vice President

SIEMENS FINANCIAL SERVICES, INC.

By:	/s/ FRANK AMODIO
Print Name: Frank Amodio
Title: Vice President – Credit

UBS AG, STAMFORD BRANCH

By:	/s/ PAMELA OH
Print Name: Pamela Oh
Title: Associate Director

By:	/s/ IRJA R OTSA
Print Name: Irja R. Otsa
Title: Associate Director

HSBC BUSINESS CREDIT (USA), INC.

By:	/s/ MATTHEW W. RICKERT
Print Name: Matthew W. Rickert
Title: Assistant Vice President

UPS CAPITAL CORPORATION

By:	/s/ JOHN P. HOLLOWAY
Print Name: John P. Holloway
Title: Director of Portfolio Management

FIRST COMMERCIAL BANK

By:	/s/ JAMES W. BRUNSTAD
Print Name: James W. Brunstad
Title: Senior Vice President

WEBSTER BUSINESS CREDIT CORPORATION

By:
Print Name:_______________________________
Title: ___________________________________

SCHEDULE 1.1

COMMITMENTS

Lender	Commitment	Pro Rata Share
Fleet Retail Group, LLC	$62,500,000	12.500%
Citicorp North America, Inc.	$53,125,000	10.625%
JPMorgan Chase Bank, NA	$50,000,000	10.000%
General Electric Capital Corporation	$50,000,000	10.000%
Wachovia Bank, National Association	$53,125,000	10.625%
The CIT Group/Business Credit, Inc.	$31,250,000	6.250%
Wells Fargo Foothill, LLC	$34,375,000	6.875%
LaSalle Bank, NA	$28,125,000	5.625%
National City Business Credit, Inc.	$34,375,000	6.875%
AmSouth Bank	$15,625,000	3.125%
PNC Bank, National Association	$15,625,000	3.125%
Siemens Financial Services, Inc.	$18,750,000	3.750%
UBS AG, Stamford Branch	$15,625,000	3.125%
HSBC Business Credit (USA) Inc.	$12,500,000	2.500%
UPS Capital Corporation	$15,625,000	3.125%
First Commercial Bank	$9,375,000	1.875%
TOTAL	$500,000,000	100.000%

SCHEDULE 12(e)

PROVISIONS EFFECTIVE ONLY UPON CONSUMMATION OF THE BON TON SALE

1.	Paragraph 2(a).

2.	Paragraph 2(b).

3.	Paragraph 2(d).

4.	Paragraph 4(a).

5.	Paragraph 4(d).

6.	Paragraph 4(f).

7.	Paragraph 6 in its entirety.

8.	The following definitions set forth in Annex A:

a.	Additional Commitment Lender

b.	Commitment Increase

c.	Commitment Increase Date.

d.	Liquidity Event

e.	Maximum Revolver Amount.

f.	Payment Conditions

9.	Paragraph 9, Schedule 1.1 of the Credit Agreement and Schedule I of the Security Agreement.